     As filed with the Securities and Exchange Commission on June 25, 2001
                                                 Registration No. 333-62748

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                             AMENDMENT NO. 1
                                      TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ________________
                           PRENTISS PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)

                       Maryland                                                 75-2661588
           (State or other jurisdiction of                       (I.R.S. Employer Identification Number)
            incorporation or organization)

         3890 W. Northwest Highway, Suite 400                                Gregory S. Imhoff
                  Dallas, Texas 75220                                    Prentiss Properties Trust
                    (214) 654-0886                                 3890 W. Northwest Highway, Suite 400
  (Address, including zip code, and telephone number,                       Dallas, Texas 75220
                including area code, of                                       (214) 654-0886
       registrant's principal executive offices)             (Name, address, including zip code, and telephone
                                                            number, including area code, of agent for service)

                                   Copy to:
                            Michael E. Dillard, P.C.
                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                        1700 Pacific Avenue, Suite 4100
                              Dallas, Texas 75201
                                 (214) 969-2800

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: [ ]



    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                               EXPLANATORY NOTE

     This Amendment No. 1 to the Registration Statement on Form S-3 is being filed for the purpose of filing Part II and the signature pages to the initial Form S-3.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following sets forth the estimated expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby, all of which be paid for by Prentiss Properties Trust (the "Company"):

     SEC registration fee....................... $12,443
     Accounting fees and expenses...............  $4,000
     Blue Sky fees and expenses.................  $1,000
     Legal fees and expenses.................... $20,000
     Printing...................................  $5,000
     Miscellaneous..............................  $2,000
                                                 -------
          TOTAL................................. $44,443
                                                 =======

Item 15. Indemnification of Officers and Directors

     Maryland REIT law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's declaration of trust contains such a provision, which eliminates such liability to the maximum extent permitted by Maryland REIT law.


     The Company's declaration of trust authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former Trustee or officer or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former shareholder. The bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (a) any present or former Trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Company's declaration of trust and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Company's bylaws require the Company to indemnify a Trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     Maryland REIT law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as is permitted by Maryland General Corporation Law for directors and officers of Maryland corporations. Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless a court orders indemnification and then only for expenses. In accordance with Maryland General Corporation Law, the bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the Trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Company's bylaws and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

Item 16. Exhibits and Financial Statement Schedules

(a)  Exhibits


Exhibit
Number                                   Exhibits
------                                   --------

3.1 Form of Amended and Restated Declaration of Trust of the Company (filed as Exhibit 3.1 to the Company's Registration Statement on Amendment No. 1 of Form S-11, filed on September 18, 1996, File No. 333-09863, and incorporated by reference herein).

3.2 Articles Supplementary, dated February 17, 1998, Classifying and Designating a Series of Preferred Shares of Beneficial Interest as Junior Participating Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest, Series B, and Fixing Distribution and Other Preferences and Rights of Such Shares (filed as Exhibit 3 to the Company's Registration Statement on Form 8-A, filed on February 17, 1998, File No. 000-23813, and incorporated by reference herein).

3.3 Articles Supplementary, dated June 25, 1998, Classifying and Designating a Series of Preferred Shares of Beneficial Interest as Series B Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest and Fixing Distribution and Other Preferences and Rights of Such Shares (filed as Exhibit 3.5 to the Company's Form 10-Q, filed on August 12, 1998, and incorporated by reference herein).

3.4 Articles Supplementary, dated September 17, 1999, Classifying and Designating a Series of Preferred Shares of Beneficial Interest as Series C Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest and Fixing Distribution and Other Preferences and Rights of Such Shares (filed as Exhibit 3.6 to the Company's Form 10-Q, filed on November 11, 1999, and incorporated by reference herein).

3.5 Articles Supplementary, dated March 20, 2001, Classifying and Designating a Series of Preferred Shares of Beneficial Interest as Series D Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest and Fixing Distribution and Other Preferences and Rights of Such Shares (filed as Exhibit 3.7 to the Company's Annual Report on Form 10-K, filed on March 27, 2001, and incorporated by reference herein).

3.6 Bylaws of the Company (filed as Exhibit 3.2 to the Company's Registration Statement on Amendment No. 1 of Form S-11, filed on September 18, 1996, File No. 333-09863, and incorporated by reference herein).

4.1 Form of common shares Certificate (filed as Exhibit 4.1 to the Company's Registration Statement on Amendment No. 1 of Form S-11, filed on September 18, 1996, File No. 333-09863, and incorporated by reference herein).

4.2 Rights Agreement, dated February 6, 1998, between the Company and First Chicago Trust Company of New York, as Rights Agent (filed as Exhibit 4.1 to the Company's Registration Statement on Form 8-A, filed on February 17, 1998, File No. 000-23813, and incorporated by reference herein).

4.3    Form of Rights Certificate (included as Exhibit A to the Rights
       Agreement).

5*     Opinion of Ballard Spahr Andrews & Ingersoll, L.L.P.

8* Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. regarding tax matters.

10.1 Second Amended and Restated Agreement of Limited Partnership of Prentiss Properties Acquisition Partners, L.P. (filed as Exhibit 10.2 to the Company's Annual Report on Form 10-K, filed on March 25, 1997, and incorporated by reference herein).

10.2 First Amendment to the Second Amended and Restated Agreement of Limited Partnership of Prentiss Properties Acquisition Partners, L.P. (filed as
       Exhibit 4.1 to the Company's Current Report on Form 8-K, filed on January 15, 1998, and incorporated by reference herein).

10.3 Second Amendment to the Second Amended and Restated Agreement of Limited Partnership of Prentiss Properties Acquisition Partners, L.P. (filed as
       Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q, filed on August 12, 1998, and incorporated by reference herein).

10.4 Eighth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Prentiss Properties Acquisition Partners, L.P. (filed as
       Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q, filed on November 11, 1999, and incorporated herein by reference).

10.5 Thirteenth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Prentiss Properties Acquisition Partners, L.P. (filed as Exhibit 10.12 to the Company's Annual Report on Form 10-K, filed on March 27, 2001, and incorporated herein by reference).

10.6 Fourteenth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Prentiss Properties Acquisition Partners, L.P. (filed as Exhibit 10.1 to the Company's Current Report on Form 10-K, filed on April 23, 2001, and incorporated herein by reference).

10.7* Registration Rights Agreement, dated March 25, 1999, by and between the Company and Value Enhancement Fund III, LLC.

23.1*  Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit
       8).

23.2*  Consent of PricewaterhouseCoopers LLP.

23.3*  Consent of Ballard Spahr Andrews & Ingersoll, L.L.P. (included in Exhibit
       5).

24* Power of Attorney (included on the signature page of this Registration Statement).
_______________________________

* Previously filed.

(b)  Financial Statement Schedules

None.

Item 17. Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that the in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant further hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, state of Texas, on June 11, 2001.


                            PRENTISS PROPERTIES TRUST


                            By:  /s/ Thomas F. August
                                 --------------------------------------
                                 Thomas F. August
                                 President, Chief Executive Officer and Trustee

                               POWER OF ATTORNEY

     The undersigned directors and officers of Prentiss Properties Trust hereby constitute and appoint Michael V. Prentiss, Thomas F. August and Gregory S. Imhoff, and any of them, with full power to act and full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits thereto and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Commission and hereby ratify and confirm all that such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

                   Name                                       Title                                    Date
                   ----                                       -----                                    ----
/s/ Michael V. Prentiss                     Chairman of the Board and Trustee
-----------------------------
Michael V. Prentiss                                                                     June 11, 2001

/s/ Thomas F. August                        President, Chief Executive Officer
-----------------------------
Thomas F. August                            and Trustee                                 June 11, 2001
                                            (Principal Executive Officer)

/s/ Thomas J. Hynes, Jr.                    Trustee                                     June 11, 2001
-----------------------------
Thomas J. Hynes, Jr.

_____________________________               Trustee
Barry J.C. Parker



/s/ Leonard M. Riggs, Jr.                   Trustee
------------------------------                                                          June 11, 2001
Leonard M. Riggs, Jr.

/s/ Ronald G. Steinhart                     Trustee
------------------------------                                                          June 11, 2001
Ronald G. Steinhart

/s/ Lawrence A. Wilson                      Trustee
------------------------------                                                          June 11, 2001
Lawrence A. Wilson

/s/ Michael A. Ernst                        Senior Vice President and Chief Financial
------------------------------
Michael A. Ernst                            Officer                                     June 11, 2001
                                            (Principal Financial Officer)

/s/ Thomas P. Simon                         Senior Vice President and Chief
------------------------------
Thomas P. Simon                             Accounting Officer                          June 11, 2001
                                            (Chief Accounting Officer)


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, state of Texas, on June 25, 2001.


                            PRENTISS PROPERTIES TRUST



                            By:  /s/ Thomas F. August
                                 --------------------------------------
                                 Thomas F. August
                                 President, Chief Executive Officer and Trustee

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

                   Name                                       Title                                    Date
                   ----                                       -----                                    ----
/s/ Michael V. Prentiss*                    Chairman of the Board and Trustee
-----------------------------
Michael V. Prentiss                                                                     June 25, 2001

/s/ Thomas F. August                        President, Chief Executive Officer
-----------------------------
Thomas F. August                            and Trustee                                 June 25, 2001
                                            (Principal Executive Officer)

/s/ Thomas J. Hynes, Jr.*                   Trustee                                     June 25, 2001
-----------------------------
Thomas J. Hynes, Jr.

_____________________________               Trustee
Barry J.C. Parker



/s/ Leonard M. Riggs, Jr.*                  Trustee
------------------------------                                                          June 25, 2001
Leonard M. Riggs, Jr.

/s/ Ronald G. Steinhart*                    Trustee
------------------------------                                                          June 25, 2001
Ronald G. Steinhart

/s/ Lawrence A. Wilson*                     Trustee
------------------------------                                                          June 25, 2001
Lawrence A. Wilson

/s/ Michael A. Ernst*                       Senior Vice President and Chief Financial
------------------------------
Michael A. Ernst                            Officer                                     June 25, 2001
                                            (Principal Financial Officer)

/s/ Thomas P. Simon*                        Senior Vice President and Chief
------------------------------
Thomas P. Simon                             Accounting Officer                          June 25, 2001
                                            (Chief Accounting Officer)

*By: /s/ Gregory S. Imhoff
    --------------------------
    Gregory S. Imhoff
    Attorney-in-Fact